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EXHIBIT A


                                  News Release
                                January 8, 2002


           BULL RUN CORPORATION FILES SUIT AGAINST ERNST & YOUNG LLP

Atlanta, Georgia - Bull Run Corporation (Nasdaq: BULL) today announced that it has filed a lawsuit in the State Court of Fulton County, Georgia, against Ernst & Young LLP, claiming negligent misrepresentation. Ernst & Young audited the financial statements of Universal Sports America, Inc. ("Universal"), a Dallas-based company, acquired by Bull Run in December 1999. Bull Run claims that it placed significant reliance on Ernst & Young's audit reports on the audited financial statements of Universal issued prior to the acquisition, and that those financial statements contained material errors. The firm Susman Godfrey L.L.P. is representing Bull Run in this matter.

In April 2001, representatives of Bull Run's wholly owned subsidiary, Host Communications, Inc., discovered material errors in the accounting for prepaid expenses and contract receivables included in Universal's pre-acquisition audited financial statements and in Universal's accounts included in Bull Run's consolidated financial statements subsequent to the acquisition. The correction of the accounting errors led to a previously reported restatement of Bull Run's previously-issued financial statements. Universal has been merged into Host Communications and all accounting functions for Universal's operating businesses are now the responsibility of Host Communications' staff.

Bull Run, through Host Communications, provides affinity, multimedia, promotional and event management services support to universities, athletic conferences, associations and corporations. Bull Run also has significant investments in Gray Communications Systems, Inc., an owner and operator of 13 television stations and four newspapers; Rawlings Sporting Goods Company, Inc., a leading supplier of team sports equipment in North America; and iHigh Inc., a marketing company focused on high school students.


FORWARD-LOOKING STATEMENTS
Certain statements in this press release are "forward looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guaranties of future performance and actual results may differ materially from those forecasted.


Contact: Robert S. Prather, Jr., Bull Run's President & Chief Executive Officer, at (404) 266-8333


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